EXHIBIT 10.6



[STAMP OF CERTIFIED TRANSLATION]
SUKUMA SORNBUNTHON
20 MAR 1998
                                                  Airports Authority of Thailand

                                                      171 Vibhavadi Rangsit Road
                                                         Bangkok 10210' Thailand
                                                                   Tel: 535-1111
                                                                   Fax: 531-5559

No. AAT 3589/2540 (1997)

                                            July 8, 1997

Managing Director
J.M.T. Duty-Free Co., Ltd.

Ref: 1. The Company's letter No. JMT 167/1997, dated May 13, 1997
     2. Permission Agreement to operate a duty-free shop and rent space for business operation at Bangkok International Airport and regional airports, Agreement No. 6-04/1996, dated March 6, 1996

Encl: One sheet of the floor plan and space allowed to rent

Dear Sir:

               Rent space as point of delivery of duty-free goods
               --------------------------------------------------

     Following a request from J.M.T. Duty-Free Co., Ltd. to rent space in the Departure Lounge, Terminal 1 and Terminal 2, Bangkok International Airport to use as a point of delivery of pre-order duty-free goods as stated in Reference No. 1.

     The Airports Authority of Thailand (MT) has considered the request and is pleased to allow J.M.T Duty-Free Co., Ltd. to rent space of about 10 square metres in Southern part beside goods and souvenir outlet of J.M.T. Group Co., Ltd., 3rd floor, Departure Lounge, Terminal 2, Bangkok International Airport, to use as a point-of delivery at the rental of Bt750 per square metre per month, service charges of 15 percent of the rent and land and household taxes at the rate fixed by law. Other conditions shall be in line with the Agreement, Ref. No. 2.

     But the space of about 30 square metres on the 3rd floor on the Northern part, Terminal 1, Bangkok International Airport, currently rent by Bangkok Green Co., Ltd., cannot be allowed to rent by J.M.T.

     For your information And we ask you to coordinate with the Space Control Center, Airport Operations Department, Bangkok International Airport, Tel:
535-1262 to occupy the space and Legal Division, Administration Department,
Tel: 535-1815 to proceed with the Agreement.

                                       Very Truly Yours,


                                      (Mr. Manoj Pornpiboon)
                                     Deputy Managing Director
                             Acting on Behalf of the Man~ng Directar











Finance Department
Tel: 535-1590
Fax: 535-185S




[One page graphic (floorplan) omitted.]